Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contacts: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Company reports earnings per share (diluted) of $0.42;
Narrows 2010 full-year earnings per share guidance
to $1.60 to $1.65 versus previous guidance of $1.50 to $1.75

Columbia MD, October 26, 2010 – Arbitron Inc. (NYSE: ARB) today announced results for the third quarter ended September 30, 2010.

The Company reported revenue of $99.5 million, an increase of 1.4 percent as compared to revenue of $98.1 million during the third quarter of 2009. Revenue in the quarter increased due to the commercialization of the Portable People MeterTM (PPMTM) radio ratings service in 10 additional markets versus the five markets commercialized in the third quarter of 2009. The increase in revenue realized from the ongoing transition to the PPM service in the third quarter was partially offset by a number of previously disclosed factors, including the impact of certain customers who were subscribers in 2009 and who either reduced their level of service in 2010 or did not renew expiring contracts.

Costs and expenses for the third quarter increased by 7.0 percent, from $73.5 million in 2009 to $78.6 million in 2010, due primarily to the continued commercialization of the Portable People Meter radio ratings service and investments in programs to recruit persons age 18-34 in PPM and diary markets.

Earnings before interest, income tax expense, depreciation and amortization (EBITDA) for the quarter was $25.4 million, a decrease of 11.7 percent compared with EBITDA of $28.7 million for the third quarter of 2009.

For the third quarter of 2010, net income was $11.3 million, a decrease of 17.4 percent compared with $13.7 million for the third quarter of 2009. Earnings per share (diluted) was $0.42 for the quarter versus $0.51 for the third quarter of 2009.

For the nine months ended September 30, 2010, revenue was $283.7 million, an increase of 0.1 percent versus revenue of $283.4 million for the same period in 2009.

During the first three quarters of 2010, the increase in revenue realized from the ongoing transition to the PPM radio ratings service was offset by a number of previously disclosed factors including: the decision by Cumulus and Clear Channel to subscribe to a competitor’s diary-based radio ratings service in a limited number of small and medium-sized markets (which primarily affected first quarter results); and the impact of certain customers, including Univision, that were subscribers in 2009 but reduced their level of service or did not subscribe in 2010.

Costs and expenses for the nine months ended September 30, 2010 increased by 1.0 percent, from $234.8 million to $237.0 million.

EBITDA increased 2.0 percent from $66.1 million in the first nine months of 2009 to $67.5 million for the same period in 2010. Net income for the nine-month period decreased 2.3 percent to $28.9 million compared with $29.6 million in 2009. Earnings per share (diluted) for the first nine months of 2010 was $1.07 compared with $1.11 per share (diluted) for the first nine months of 2009.

Management Comment on Third Quarter 2010 Results
Said William T. Kerr, President and Chief Executive Officer:

“In the third quarter, the radio advertising marketplace continued its recovery from the severe advertising recession of 2009. At the same time, radio broadcasters remain cautious in this still uncertain economic environment. This uncertainty has kept some of our customers on the sidelines in terms of discretionary services and contract renewals.

“We aren’t simply waiting for an economic rebound to undo the impact of the ad recession. We are focused on strengthening the value proposition that an Arbitron ratings subscription represents to broadcasters in markets large and small. Thanks to this focus, we recently signed the last of our top-five renewals for 2010, as well as additional contracts in PPM and diary markets, including in competitive diary markets.

“In the third quarter, we commercialized the PPM service in ten new markets. The PPM radio ratings service is now the currency for buying and selling radio advertising in 43 markets, accounting for nearly half of all radio ad revenue. The panels for the final five PPM markets are recruited and these markets are in their two-month pre-currency period. We continue to expect that we will complete the commercialization of the PPM service by the end of the year.

“We also strengthened the executive leadership as part of our continuing effort to evolve a long-term senior management structure that will drive and support Arbitron’s growth. We announced that Gregg Lindner, an experienced research executive from Scarborough Research, will become our new chief research officer. We also named Bill McKenna, an innovator in media research with decades of experience, as our senior vice president of New Media Ventures.

“As we approach the end of the year, we will continue our focus on completing the commercialization of our PPM ratings service, maintaining our programs designed to improve key sample quality metrics for our PPM and diary services and developing further our cross-platform measurement capabilities.”

2010 Guidance
Arbitron is updating its revenue and EPS guidance for 2010.

For the full year 2010, Arbitron now expects its revenue increase to be near the lower end of the previously announced range of 2 percent to 6 percent versus 2009.

Earnings per share (diluted) for the full year 2010 is now expected to be $1.60 to $1.65, compared to the Company’s previous earnings guidance of $1.50 and $1.75 per share (diluted.)

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time on Tuesday, October 26, 2010.

The Company invites you to listen to the call toll-free by dialing (888) 562-3356.
The conference call can be accessed from outside of the United States by dialing
(973) 582-2700. To participate, users will need to use the following code: 15750169.
The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00 p.m. on October 26, 2010, through 11:59 p.m. on November 9, 2010. To access the replay toll-free, please call (800) 642-1687 in the United States or (706) 645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 15750169.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter and PPM 360, new technologies for media and marketing research.

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Portable People MeterTM, PPMTM and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodologies in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market Arbitron Portable People Meter (PPM) ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement services;

•	successfully commercialize our PPM service;

•	design, recruit, and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	absorb costs related to legal proceedings and governmental entity interactions and avoid any related fines, limitations or conditions on our business activities, including, without limitation, by meeting or exceeding our commitments and agreements with various governmental entities;

•	successfully develop, implement and fund initiatives designed to increase sample quality;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone households, privacy concerns, technology changes, and/or government regulations;

•	provide appropriate levels of operational capacity and funding to support the more costly identification and recruitment of younger demographics into our panels and samples;

•	successfully manage the impact on our business of the recent economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us;

•	effectively respond to rapidly changing technological needs of our customer base, including creating proprietary technology and systems to support our cell phone sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content and delivery, and advertising in an increasingly competitive environment;

•	successfully develop, implement, and launch our cross-platform initiatives; and

•	renew contracts with key customers.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2009, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Table to Follow)
Arbitron Inc.
Consolidated Statements of Income
Three Months Ended September 30, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,			%
	2010	2009	Change	Change
Revenue	$99,470	$98,123	$1,347	1.4%
Costs and expenses
Cost of revenue	50,384	44,454	5,930	13.3%
Selling, general and administrative	18,137	16,908	1,229	7.3%
Research and development	10,088	10,385	(297)	(2.9%)
Restructuring and reorganization	—	1,718	(1,718)	(100.0%)
Total costs and expenses	78,609	73,465	5,144	7.0%
Operating income	20,861	24,658	(3,797)	(15.4%)
Equity in net loss of affiliate	(2,639)	(1,948)	(691)	35.5%
Earnings before interest and income taxes (1)	18,222	22,710	(4,488)	(19.8%)
Interest income	4	11	(7)	(63.6%)
Interest expense	226	365	(139)	(38.1%)
Earnings before income taxes	18,000	22,356	(4,356)	(19.5%)
Income tax expense	6,672	8,637	(1,965)	(22.8%)
Net Income	11,328	13,719	(2,391)	(17.4%)
Basic weighted average common share
Net income	$0.42	$0.52	$(0.10)	(19.2%)
Diluted weighted average common share
Net income	$0.42	$0.51	$(0.09)	(17.6%)
Weighted average shares used in calculations
Basic	26,834	26,515	319	1.2%
Diluted	27,097	26,688	409	1.5%
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$25,351	$28,694	$(3,343)	(11.7%)
Non-cash share-based compensation	$1,608	$2,874	$(1,266)	(44.1%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Nine Months ended September 30, 2010 and 2009
(In thousands, except per share data)
(Unaudited)

	Nine Months ended
	September 30,			%
	2010	2009	Change	Change
Revenue	$283,705	$283,411	$294	0.1%
Costs and expenses
Cost of revenue	153,041	139,745	13,296	9.5%
Selling, general and administrative	54,927	54,683	244	0.4%
Research and development	29,069	30,275	(1,206)	(4.0%)
Restructuring and reorganization	—	10,074	(10,074)	(100.0%)
Total costs and expenses	237,037	234,777	2,260	1.0%
Operating income	46,668	48,634	(1,966)	(4.0%)
Equity in net income of affiliate	472	633	(161)	(25.4%)
Earnings before interest and income taxes (1)	47,140	49,267	(2,127)	(4.3%)
Interest income	10	44	(34)	(77.3%)
Interest expense	745	1,063	(318)	(29.9%)
Earnings before income taxes	46,405	48,248	(1,843)	(3.8%)
Income tax expense	17,530	18,692	(1,162)	(6.2%)
Net Income	28,875	29,556	(681)	(2.3%)
Basic weighted average common share
Net income	$1.08	$1.12	$(0.04)	(3.6%)
Diluted weighted average common share
Net income	$1.07	$1.11	$(0.04)	(3.6%)
Weighted average shares used in calculations
Basic	26,693	26,478	215	0.8%
Diluted	27,032	26,629	403	1.5%
Dividends per common share	$0.30	$0.30	—	—
Other data:
EBITDA (1)	$67,464	$66,132	$1,332	2.0%
Non-cash share-based compensation	$4,710	$7,500	$(2,790)	(37.2%)

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Nine Months ended September 30, 2010 and 2009
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$11,328	$13,719	$28,875	$29,556
Income tax expense	6,672	8,637	17,530	18,692
Net interest expense	222	354	735	1,019
EBIT (2)	$18,222	$22,710	$47,140	$49,267
Depreciation and amortization	7,129	5,984	20,324	16,865
EBITDA (2)	$25,351	$28,694	$67,464	$66,132

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
September 30, 2010 and December 31, 2009
(In thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$6,305	$8,217
Trade receivables	60,000	52,607
Property and equipment, net	70,510	67,903
Goodwill, net	38,895	38,500
Other assets	32,493	36,602
Total assets	$208,203	$203,829
Liabilities and Stockholders’ Equity:
Deferred revenue	$43,304	$43,148
Other liabilities	46,898	62,106
Long term debt	58,000	68,000
Stockholders’ equity	60,001	30,575
Total liabilities and stockholders’ equity	$208,203	$203,829

Note: The December 31, 2009 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2009.